UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 8, 2012

LITHIUM TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10379B Democracy Lane, Fairfax, Virginia	22030
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (571) 207-9058

_________________Not Applicable____________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

Lithium Technology Corporation Sells Stake in Production JV to Enersys and Continues Cooperation

See press release as of August 13, 2012

Item 9.01                      Financial Statements and Exhibits

99.1           Press Release dated August 13, 2012.

Fairfax, VA., August 13, 2012 – Lithium Technology Corporation (“LTC”) announced today it has completed the sale of its 40% minority interest of EAS Germany GmbH to EnerSys. LTC and EnerSys formed the joint venture in Nordhausen, Germany in August 2011 to produce large format lithium-ion battery cells.

LTC will continue to cooperate with EnerSys and EAS as production partners for its lithium-ion battery cells and complete batteries. As part of the transaction, LTC, through its subsidiary Gaia Akkumulatorenwerke GmbH, redeemed all of its interest in EAS in exchange for cash, cancellation of outstanding payables and a credit facility for future purchases of battery cells from EAS. The existing service, supply and intellectual property agreements will remain in place.

About LTC:

LTC is a global provider of power solutions for diverse applications. The company’s product consists of large lithium-ion format cylindrical cells that deliver high power and high energy density. The company designs, engineers, builds, and customizes lithium-ion rechargeable batteries, complete with battery management system in the fast growing markets of vehicle traction and starter batteries.  For additional information, please visit www.lithiumtech.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date:  August 13, 2012

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	/s/Martin Koster
Martin Koster
Chief Executive Officer